Exhibit 23.1



                            [Letterhead of KPMG LLP]

                         CONSENT OF INDEPENDENT AUDITORS



The Board of Directors
Del Monte Foods Company

We consent to incorporation by reference in this registration statement on Form S-8 of Del Monte Foods Company of our report dated July 24, 1998, relating to the consolidated financial statements as of June 30, 1997 and 1998 and for each of the years then ended, which report appears in the Registration Statement on Form S-1 (No 333-48235), as amended.



/s/ KPMG LLP

San Francisco, California
May 24, 1999